                                                                    Exhibit 3.1

                               SECOND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              TOM'S FOODS INC.

     FIRST: The name of the Corporation is Tom's Foods Inc. (hereinafter, the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Center Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under GCL.

     FOURTH: The total number of shares of all classes and series of stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, $.01 par value per share.

     Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.

     B. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     C. Election of directors need not be by ballot unless the By-laws so provide.

     D. In addition to the powers and authority hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Second Restated Certificate of Incorporation, and to any By-laws from time to time made by the stockholders; provided, however, that no By-law so made shall invalidate any prior act of the directors which would have been valid if such By-law had not been made.

     E. The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or it stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment.

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                 SECOND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               TOM'S FOODS INC.



     TOM'S FOODS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY
THAT:

     FIRST: The Board of Directors of the corporation adopted a resolution proposing and declaring advisable the following amendment to its Second Restated Certificate of Incorporation;

     RESOLVED, that ARTICLE FOURTH of the Second Restated Certificate of Incorporation of this corporation be amended to read as follows

     "FOURTH: The Total number of shares of all class and series of stock which the Corporation shall have the authority to issue is 10,000 shares of Common Stock, $.01 par value per share."

     SECOND: The amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said TOM'S FOODS INC. has caused this certificate to be executed by its Secretary/Treasurer this 28th day of August, 1996.


                                          TOM'S FOODS INC.



                                          By: /s/ Lyn D. Anderson
                                             ----------------------------
                                              Lyn D. Anderson
                                              Secretary/Treasurer

                         CERTIFICATE OF DESIGNATIONS

                          PREFERENCES AND RIGHTS OF
                             THE PREFERRED STOCK
                                      OF

                               TOM'S FOODS INC.

                               TO BE DESIGNATED

                     CLASS A EXCHANGEABLE PREFERRED STOCK
                                     and
                           CLASS B PREFERRED STOCK


        Tom's Foods Inc., a Delaware corporation (the "Corporation"), pursuant to Section 151 of the General Corporation Law of the State of Delaware, hereby certifies that the Board of Directors of the Corporation duly adopted the following resolutions by unanimous written consent dated October 8, 1997, providing for the authorization of two series of Preferred Stock; one series to be designated "Class A Exchangeable Preferred Stock"; and another series to be designated "Class B Preferred Stock".

       RESOLVED, that an issue of a series of Class A Exchangeable Preferred Stock of the Corporation, par value $.01 per share (the "Class A Exchangeable Preferred Stock") consisting of Seven Thousand (7,000) shares is hereby provided for, and the voting power, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series shall be as described in the Certificate of Designations, Preferences and Rights of the Preferred Stock (the "Certificate of Designations"); and

       FURTHER RESOLVED, that an issue of a series of Class B Preferred Stock of the Corporation, par value $.01 per share (the "Class B Preferred Stock") consisting of Twenty One Thousand Seven Hundred and Thirty Seven (21,737) shares is hereby provided for, and the voting power, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series shall be as described in the Certificate of Designations; and

       FURTHER RESOLVED, that the Certificate of Designations, in the form presented to and containing the specific terms agreed to by this committee is hereby approved.

       The terms of the Preferred Stock authorized by the foregoing resolutions of the Board of Directors are hereinafter set forth:

CLASS A EXCHANGEABLE PREFERRED STOCK

      (1) Designation: Number of Shares and Aggregate Initial Liquidation Preference

       This series of preferred stock shall be designated as the "Class A Exchangeable Preferred Stock" (hereinafter called the "Class A Preferred") and the number of shares which shall constitute such series shall not exceed 7,000. The Class A Preferred shall have an aggregate initial liquidation preference of $1,000 per share.

      (ii)    Accumulation and Payment of Dividends

       Dividends on the Class A Preferred shall accrue at a rate of 10.5%, and shall be paid from legally available funds, when, as and if declared by the Board of Directors of the Corporation by increasing the liquidation preference of the Class A Preferred or at the option of the Corporation, as permitted under the Indenture and the Working Capital Facility, in cash.

       Such dividends shall accrue on the then current liquidation preference of the Class A Preferred, semi-annually commencing May 1, 1998 and thereafter on November 1 and May 1 of each year (hereinafter referred to as a "Dividend Payment Date"). Such dividends shall be payable before any dividend or other distribution may be declared or paid or set apart for payment on any shares of any common or Class B Preferred Stock. Each such dividend on the Class A Preferred will be payable to holders of record as they appear on the stock books of the Corporation on the immediately preceding October 15 and April 15, as the case may be (each a "Record Date"). Dividends with respect to any shares of Preferred Stock shall accumulate (whether or not earned or declared) from October 14, 1997.

     (A) Such dividends on the Class A Preferred shall be cumulative, whether or not earned or declared so that if at any time full cumulative dividends at at the rate aforesaid on all shares of Class A Preferred then outstanding to the end of the semi-annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of common or Class B Preferred stock or any dividend or other distribution shall be paid or declared and set apart for payment on any common or Class B Preferred stock.

     (B) When dividends are not paid in full upon the Class A Preferred and upon any other stock ranking on a parity as to dividends with the Class A Preferred, all dividends paid upon shares of the Class A Preferred and upon any other stock ranking on a parity as to dividends with the Class A Preferred shall be paid pro rata so that in all cases the amount of dividends paid per share upon the Class A Preferred and upon such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of Class A Preferred and on the shares of such other stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Class A Preferred have been paid, no dividend shall be declared or paid or set apart for payment upon any other stock of the Corporation ranking on a parity with the Class A Preferred as to dividends.

     (C) A semi-annual dividend period shall commence on the day following a Dividend Payment Date and shall end on the next succeeding Dividend Payment Date; and dividends shall be deemed to have been set apart for payment when so authorized to be set apart by resolution of the Board of Directors.

     (iii)  Preference on Liquidation

In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the corporation shall have been paid in full, the holders of the Class A Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any shares of common or Class B Preferred Stock, an amount equal to the then liquidation preference on the Class A Preferred plus, without duplication, accumulated and uppaid dividends to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Class A Preferred and of any shares of stock ranking on a parity with the Class A Preferred as to liquidation preference the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Class A Preferred and the holders of any shares of stock ranking on a parity with the Class A Preferred as to liquidation preference in the same ratio that the aggregate liquidation preference of the Class A Preferred and the aggregate liquidation preference of such other stock bear to each other.

            (A) Neither the purchase nor redemption by the Corporation of shares of any class of stock in any manner permitted by the Certificate of Incorporation or any amendment thereof, nor the merger nor the consolidation of the corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or part of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph (iii).


          (iv)  Change of Control

     Upon the occurrence of a Change of Control (as defined in the Indenture), holders of Class A Preferred with a liquidation preference of up to $10.0 million will be entitled to require the Corporation to purchase such holder's Class A Preferred at a purchase price equal to the then liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the purchase date.

          (v)  Optional Redemption

     The Class A Preferred may be redeemed from funds legally available therefor, in whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at a redemption price equal to the then liquidation preference, plus accrued and unpaid dividends thereon.

     All redemptions pursuant to this paragraph (v) shall be accomplished in the manner and with the effect as set forth in paragraph (vi).

          (vi)  Redemption Procedure

     (A) Notice of every redemption of Class A Preferred shall be given by mail or in such other manner as may be prescribed by resolution of the Board of Directors to each holder of the Class A Preferred Stock not less than 30 days and not more than 60 days prior to the date of redemption. If less than all the Class A Preferred is to be redeemed, the selection of shares for redemption shall be made pro rata or by lot as specified in the resolution of the Board of Directors, and the notice of redemption to a holder shall state the amount of Class A Preferred of such holder to be redeemed. The amount of the applicable redemption price shall be deposited on or before the applicable date of redemption in trust for the account of the holders of Class A Preferred entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this paragraph (v) referred to as the "date of deposit")

     (B) Notice of the date on which, and the name and address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the applicable date of redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Class A Preferred so called for redemption shall cease to accumulate (except for such dividends as are included in the Redemption Price) and, notwithstanding that any certificate for shares of Class A Preferred is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the redemption price (including dividends thereon included in the redemption price) as hereinafter provided.

     (C) At any time on or after the applicable date of redemption, the holders of record of the Class A Preferred to be redeemed shall be entitled to receive the redemption price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the redemption price.

     (D) Any money so deposited which shall remain unclaimed by the holders of such Class A Preferred at the end of two years after the date of redemption shall be paid by such bank or trust company to the Corporation, which shall thereafter, to the extent of the money so repaid, be liable for the payment of the redemption price for so long as it shall hold such money. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

(vii)  Exchange for Exchange Notes

     On or after January 1, 1998, up to an aggregate of $10.0 million in liquidation preference of the Class A Preferred may be exchanged, at the Corporation's election, for an equal principal amount of Exchange Notes (as defined in the Indenture); provided, however, that such exchange is conditioned upon the Corporation having a Consolidated Fixed Charge Coverage Ration (as defined in the Indenture) on a pro-forma basis of at least 2.25 to 1.00 for the 12-month period ended on the last day of the most recent fiscal quarter assuming the exchange occurred on the first day of such 12-month period.

     Any exchange pursuant to this paragraph (vii) shall be accomplished in the manner and with the effect as set forth in paragraph (viii).

     (viii)  Exchange Procedures

          (A)  Notice of an exchange of Class A Preferred pursuant to paragraph
      (vii) shall be given by mail or in such other manner as may be prescribed by resolution of the Board of Directors to each holder of the Class A Preferred not less than 30 days and not more than 60 days prior to the Exchange Date.

          (B) On and after the Exchange Date, all dividends on the shares of Class A Preferred to be exchanged shall cease to accumulate and, notwithstanding that any certificate for shares of Class A Preferred is not surrendered for cancellation, shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive Exchange Notes as herein provided.

          (C) At any time on or after the Exchange Date, the holders of record of the Class A Preferred to be exchanged shall be entitled to receive the amount of Exchange Notes set forth herein upon actual delivery to the Trustee of certificates for the shares of Class A Preferred held by such holder of record, such certificates, if required, to be duly endorsed in blank or accompanied by proper instrument of assignment and transfer duly endorsed in blank. The Person or Persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Notes.

          (D) The Corporation shall not be required to honor any requests to register a transfer or exchange of the Class A Preferred for the 15 days prior to the Exchange Date. The Corporation will cause the date of authentication of the Exchange Notes to be the Exchange Date.

     (ix)  Reissuance of Shares

     Shares of Class A Preferred which have been redeemed or purchased shall have the status of authorized and unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock other than the Class A Preferred, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of preferred stock.

     (x)  Voting

     The holders of shares of the Class A Preferred shall have no voting rights whatsoever except as required by law and except as provided herein.

     Notwithstanding the foregoing, unless the holders of at least a majority of the issued and outstanding shares of the Class A Preferred, voting separately as a class, shall have authorized such action, the Corporation shall not (a) make any change in the rights, privileges or preferences of the Class A Preferred or waive the right to receive any accumulated or unpaid dividends, or
(b) create any class of equity securities ranking senior to or on a parity with the Class A Preferred as to dividends or liquidation preference.


CLASS B PREFERRED STOCK


     (i) Designation: Number of Shares and Aggregate Initial Liquidation Preference

       This series of preferred stock shall be designated as the "Class B Preferred Stock" (hereinafter called the "Class B Preferred") and the number of shares which shall constitute such series shall not exceed 21,737. The Class B Preferred shall have an aggregate initial liquidation preference of $1,000 per share.

     (ii)  Accumulation and Payment of Dividends

       Dividends on the Class B Preferred shall accrue at a rate of 9.5%, and shall be paid from legally available funds, when, as and if declared by the Board of Directors of the Corporation by increasing the liquidation preference of the Class B Preferred or at the option of the Corporation, as permitted under the Indenture and the Working Capital Facility, in cash.

       Such dividends shall accrue on the then current liquidation preference of the Class B Preferred, semi-annually commencing May 1, 1998 and thereafter on November 1 and May 1 of each year (hereinafter referred to as a "Dividend Payment Date"). Such dividends shall be payable before any dividend or other distribution may be declared or paid or set apart for payment on any shares of any common stock. Each such dividend on the Class B Preferred will be payable to holders of record as they appear on the stock books of the Corporation on the immediately preceding October 15 and April 15, as the case may be (each a "Record Date"). Dividends with respect to any shares of Preferred Stock shall accumulate (whether or not earned or declared) from October 14, 1997.

           (A) Such dividends on the Class B Preferred shall be cumulative, whether or not earned or declared so that if at any time full cumulative dividends at the rate aforesaid on all shares of Class B Preferred then outstanding to the end of the semi-annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of common stock (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any common stock.

          (B) When dividends are not paid in full upon the Class B Preferred and upon any other stock ranking on a parity as to dividends with the Class B Preferred, all dividends paid upon shares of the Class B Preferred and upon any other stock ranking on a parity as to dividends with the Class B Preferred, all dividends paid upon shares of the Class B Preferred and upon any other stock ranking on a parity as to dividends with the Class B Preferred shall be paid pro rata so that in all cases the amount of dividends paid per share upon the Class B Preferred and upon such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of Class A Preferred and on the shares of such other stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Class B Preferred have been paid, no dividend shall be declared or paid or set apart for payment upon any other stock of the Corporation ranking on a parity with the Class B Preferred as to dividends.

          (C) A semi-annual dividend period shall commence on the day following a dividend Payment Date and shall end on the next succeeding Dividend Payment Date; and dividends shall be deemed to have been set apart for payment when so authorized to be set apart by resolution of the Board of Directors.

     (iii)  Preference on Liquidation

     (A) In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, and the holders of the Class A Preferred have received an amount equal to the then liquidation preference of the Class A Preferred, the holders of the Class B Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any shares of common stock, an amount equal to the then liquidation preference of the Class B Preferred plus, without duplication, accumulated and unpaid dividends to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Class B Preferred and of any shares of stock ranking on a parity with the Class B Preferred as to liquidation preference the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Class B Preferred and the holders of any shares of stock ranking on a parity with the Class B Preferred as to liquidation preference in the same ratio that the aggregate liquidation preference of the Class B Preferred and the aggregate liquidation preference of such other stock bear to each other.

     (B) Neither the purchase nor redemption by the corporation of shares of any class of stock in any manner permitted by the Certificate of Incorporation or any amendment thereof, nor the merger nor the consolidation of the corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or part of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph (iii).

             (iv)  Optional Redemption

             The Class B Preferred may be redeemed from funds legally available therefor, in whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at a redemption price equal to the liquidation preference, plus accrued and unpaid dividends thereon.

             All redemptions pursuant to this paragraph (iv) shall be accomplished in the manner and with the effect as set forth in paragraph (v).

             (v)  Redemption Procedure

                   (A) Notice of every redemption of Class B Preferred shall be given by mail or in such other manner as may be prescribed by resolution of the Board of Directors to each holder of the Class B Preferred Stock not less than 30 days and not more than 60 days prior to the date of redemption. If less than all the Class B Preferred is to be redeemed, the selection of shares for redemption shall be made pro rata or by lot as specified in the resolution of the Board of Directors, and the notice of redemption to a holder shall state the amount of Class B Preferred of such holder to be redeemed. The amount of the applicable redemption price shall be deposited on or before the applicable date of redemption in trust for the account of the holders of Class B Preferred entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this paragraph (v) referred to as the "date of deposit").

                   (B) Notice of the date on which, and the name and address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the applicable date of redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Class B Preferred so called for redemption shall cease to accumulate (except for such dividends as are included in the Redemption Price) and], notwithstanding that any certificate for shares of Class B Preferred is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the redemption price (including dividends thereon included in the redemption price) as hereinafter provided.

                   (C) At any time on or after the applicable date of redemption, the holders of record of the Class B Preferred to be redeemed shall be entitled to receive the redemption price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the redemption price.

                   (D) Any money so deposited which shall remain unclaimed by the holders of such Class B Preferred at the end of two years after the date of redemption shall be paid by such bank or trust company to the Corporation, which shall thereafer, to the extent of the money so repaid, be liable for the payment of the redemption price for so long as it shall hold such money. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

      (vi)  Reissuance of Shares

      Shares of Class B Preferred which have been redeemed or purchased shall have the status of authorized and unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock other than the Class B Preferred, all suject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of preferred stock.

      (vii)  Voting

      The holders of shares of the Class B Preferred shall have no voting rights whatsoever except as required by law.


             Definitions

      The following terms, when used herein, shall have the meanings set forth below:

      "Exchange Date" means the date fixed by resolution of the Board of Directors pursuant to paragraph (viii) specified in the notice of exchange for the exchange of Class A Preferred for the Exchange Notes.


      "Indenture" means the indenture dated as of October 14, 1997, between Tom's Foods Inc. as the issuer and IBJ Schroder Bank & Trust Company as the trustee.

      "Offering Memorandum" means the offering memorandum dated as of September 18, 1997, which sets forth the material terms of the 10.5% senior secured notes due 2004 issued by the Corporation.

      "Person" means any individual, partnership, corporation, unincorporated corporation, trust or joint venture, government or any agency or political subdivision thereof.

      "Working Capital Facility" means the Amended and Restated Loan and Security Agreement dated as of October 14, 1997, between the corporation and Congress Financial Corporation (Southern), together with the other "Financing Agreements" (as defined therein) as the same may be amended from time to time, and any agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by S. Albert Gaston, its Senior Vice President and Chief Financial Officer, and attested by Stanley Meadows, its Assistant Secretary, this 14th day of October 1997.

                                        Tom's Foods Inc.


                                        By:/s/ S. Albert Gaston
                                           --------------------
                                             S. Albert Gaston
                                           Senior Vice President and
                                           Chief Financial Officer



ATTEST:

/s/ Stanley H. Meadows
----------------------
Stanley H. Meadows,
Assistant Secretary

                          CERTIFICATE OF CORRECTION
                   FILED TO CORRECT A CERTAIN ERROR IN THE
                         CERTIFICATE OF DESIGNATIONS
                                      OF
                               TOM'S FOODS INC.
         FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON
                               OCTOBER 14, 1997

                               ________________


                TOM'S FOODS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

        1.      The name of the corporation is TOM'S FOODS INC.

        2. A Certificate of Designations was filed by the Secretary of State of Delaware on October 14, 1997 and said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3. The inaccuracy or defect of said Certificate to be corrected is as follows: The date in the first sentence in section (vii) Exchange for Exchange Notes under Class A Exchangeable Preferred Stock, is corrected from January 1, 1998 to January 1, 1999.

        4. Section (vii) Exchange for Exchange Notes under Class A Exchangeable Preferred Stock of the Certificate is corrected in its entirety to read as follows:

                On or after January 1, 1999, up to an aggregate of $10.0 million in liquidation preference of the Class A Preferred may be exchanged, at the Corporation's election, for an equal principal amount of Exchange Notes (as defined in the Indenture); provided, however, that such exchange is conditioned upon the Corporation having a Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) on a pro-forma basis of at least 2.25 to 1.00 for the 12-month period ended on the last day of the most recent fiscal quarter assuming the exchange occurred on the first day of such 12-month period.

                Any exchange pursuant to this paragraph (vii) shall be accomplished in the manner and with the effect as set forth in paragraph (viii).

                IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by S. Albert Gaston, its Senior Vice President and Chief Financial Officer, and attested by Stanley H. Meadows, its Assistant Secretary, this _____ day of February, 1998.



                                 TOM'S FOODS INC.



                                 By /s/ S. Albert Gaston
                                   ---------------------------------
                                    S. Albert Gaston,
                                    Senior Vice President and
                                    Chief Financial Officer



ATTEST:


/s/ Stanley H. Meadows
-----------------------------
    Stanley H. Meadows,
    Assistant Secretary